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                                                     September 1, 1999


Securities & Exchange Commission
450 5th Street, NW
Washington, DC 20549

Re:   SEPARATE ACCOUNT VA-P ( PIONEER VISION)
      OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
      File No's. 33-86664 and 811-8872


Dear Sirs:

In my capacity as Assistant Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for Separate Account VA-P on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Separate Account VA-P is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in Separate Account VA-P are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The variable annuity contracts, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement for Separate Account VA-P on Form N-4 filed under the Securities Act of 1933.



                                            Sincerely,

                                            /s/ John C. Donlon, Jr.

                                            John C. Donlon, Jr.
                                            Assistant Vice President and Counsel